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                                    EXHIBIT 5
                                  July 14, 1999


Saf T Lok Incorporated
1101 Northpoint Parkway
West Palm Beach, Florida  33407





       RE: Saf T Lok Incorporated Registration Statement on Form S-8 for
           87,093 shares of common stock to Ruben & Aronson, LLP

Ladies and Gentlemen:

         We have acted as special Florida counsel to Saf T Lok Incorporated (the "Company") to render this opinion in connection with the validity of the securities being registered in the Registration Statement executed by the Company dated July 14, 1999, in which 87,093 shares of par value $0.01 common stock ("Common Stock") of the Company are to be issued to Ruben & Aronson, LLP ("Registration Statement") and for no other part of the Registration Statement. This opinion is furnished pursuant to Item 2 of the Registration Statement and is given with the consent of the Company. Capitalized terms not otherwise defined in this opinion have the definitions set forth in the Registration Statement.

         We do not express any opinion concerning any law other than the law of Florida. In rendering the foregoing opinion, we have not expressed an opinion on matters of Federal law.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991 issued by the Business Law Section of The Florida Bar, as amended and supplemented (the "Report"). The Report is incorporated by reference into this opinion.

         In rendering the following opinions, we have relied, with your approval, as to factual matters that affect our opinions, solely on our examination of the following documents ("Transaction Documents") and have made no independent verification of the facts asserted to be true and correct in those documents, including the factual representations and warranties contained in the Registration Statement.

         1.       Articles of Incorporation of the Company.
         2.       Bylaws of the Company.
         3. Certification By Company furnished to us by the Company, a copy of which is attached as Exhibit A to this opinion.
         4. Minutes of Company's Board of Directors meeting dated February 24, 1999, Written Consent of Company's Board of Directors dated May 11, 1999, and originals, or copies, certified to our satisfaction, of such records of meetings, written actions

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                  in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.
         5.       Registration Statement.
         6. Certificate of Status from the Florida Secretary of State dated June 7, 1999.
         7. Agreement for Legal Services between Ruben & Aronson, LLP and the Company dated April 16, 1999
         8. Opinion Letter from Gray, Harris & Robinson P.A. to the Company dated February 10, 1999 ("GHR Opinion Letter").

         In rendering the following opinions, we have made no assumptions other than those set forth in the Report and the assumption, based on the GHR Opinion Letter, that sufficient authorized and unissued common stock of the Company exist to issue the Common Stock.


         Based on the foregoing, and subject to the qualifications and limitations stated in this letter and in the Report, we are of the opinion that:

         1. The Company has been incorporated under the Florida Business Corporation Act (or prior law) and its status is active.

         2. The terms and conditions of the Common Stock conform to the description thereof contained in the Registration Statement and the Common Stock are not subject to preemptive rights. The form of the stock certificates used to evidence the Common Stock are not in good and proper form because they incorrectly name the Company as "Saf T Lok, Inc." and incorrectly describe the stock as no par stock, the consequences of which are uncertain.

         3. The issuance and the sale of the Common Stock has been validly authorized and the Common Stock, when issued, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

         In rendering the foregoing opinion, we have not expressed an opinion on matters covered by the GHR Opinion Letter.

         This opinion is furnished to you by us as special Florida counsel for the Company, is solely for your benefit, and is rendered solely in connection with the transaction to which this opinion relates. This opinion may be relied upon only in connection with this transaction and may not be relied upon by any other persons without our prior written consent. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.



                                  Very truly yours,

                                  /s/Jeck, Harris & Jones LLP
                                  Jeck, Harris & Jones, LLP